UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2020

ALBIREO PHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33451 (Commission File Number)	90-0136863 (IRS Employer Identification No.)

10 Post Office Square, Suite 1000 Boston, Massachusetts (Address of principal executive offices)	02109 (Zip Code)

(857) 254-5555

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ALBO	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On October 10, 2020, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Albireo Pharma, Inc. (the “Company”) approved the grant of two contingent cash incentive awards of $100,000 to Martha Carter, Chief Regulatory Officer of the Company, and Patrick T. Horn, M.D., Ph.D., Chief Medical Officer of the Company. Ms. Carter and Dr. Horn will each receive (1) $50,000 if the Company submits to the Food and Drug Administration (“FDA”) or the European Medicines Agency (“EMA”), whichever comes first, an application for approval of the Company’s product candidate, odevixibat, in patients with progressive familial intrahepatic cholestasis by a specified date, and (2) an additional $50,000 if such application is approved by the FDA or the EMA, whichever comes first, prior to a specified date, in each case subject to Ms. Carter and Dr. Horn remaining employed and in good standing by the Company at the time of payment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALBIREO PHARMA, INC.

Date: October 15, 2020	/s/ Ronald H.W. Cooper
Ronald H.W. Cooper
President and Chief Executive Officer